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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

            Cubic Corporation's 2008 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 26, 2008, at 11:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

            The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

            The Corporation's 2007 Annual Report is enclosed.

Sincerely yours,

Walter J. Zable Chairman of the Board
January 11, 2008

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

            The Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 26, 2008, at 11:30 a.m. Pacific Standard Time, for the following purposes:

    1.
    To elect nine Directors for the ensuing year;

    2.
    To confirm the appointment of Ernst & Young LLP as auditors of the Corporation for fiscal year 2008; and

    3.
    To transact such other business as may properly come before the meeting.

            Only shareholders of record at the close of business on January 4, 2008 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William L. Hoese Secretary
San Diego, California January 11, 2008

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

            We encourage your personal attendance.

            Proxies in the form enclosed are solicited by the Board of Directors for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 26, 2008. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

            A quorum of shareholders is required. A quorum exists if a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement.

            26,724,163 shares of our Common Stock were outstanding at January 4, 2008, which is the record date for voting.

            Each holder of common shares is entitled to one vote for each share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes count to determine a quorum but otherwise have no effect and are not counted towards the vote total for any proposal. Proxies without authority to vote will also not be counted in votes cast.

            The approximate date on which the proxy statement and form of proxy are first being sent or given to shareholders is January 11, 2008.

ELECTION OF DIRECTORS

            Our Board of Directors has nine members who are to be elected by a plurality vote at the Annual Meeting, each to hold office for one year and until his successor is elected. The Nominating Committee has unanimously recommended the election of the following nine Directors. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the following Directors, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the Board nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

            THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

IDENTIFICATION OF DIRECTORS

            Walter J. Zable, 92, Director since 1951.    Chairman of the Board, President and Chief Executive Officer and Chairman of the Executive Committee since 1951.

            Walter C. Zable, 61, Director since 1976.    Vice Chairman of the Board, Member of the Executive Committee, and Vice President since 1976. Chairman of the Board of Cubic Transportation Systems, Inc., a wholly-owned subsidiary, since 2003. Prior thereto he held a variety of management positions in the Corporation. He is the son of Walter J. Zable.

            Bruce G. Blakley, 62, CPA.    Independent director nominee. He will chair the Audit and Compliance Committee and will be our Audit Committee Financial Expert. Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner of the San Diego office of the national accounting firm Coopers & Lybrand. He was employed there for 32 years until his retirement in 2005. In 2007 he completed two years of service as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets. He has also been chair of its Finance, Audit and Executive Committees, and a director for 11 years.

            William W. Boyle, 73, Director since 1995.    Senior Vice President. Since 1983 he has been Cubic's Chief Financial Officer. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

            Raymond L. deKozan, 71, Director since 2002.    Senior Group Vice President. Vice President from 1982 to 2004. From 1973 to 1981 he was Vice President, and from 1981 to 2003 was Chairman of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. He has been Chairman of Cubic Transportations Systems, Ltd., the Corporation's U.K. transit company since 1980. Mr. deKozan has performed various management functions for the Corporation or its subsidiaries since joining the Corporation in 1960.

            Robert T. Monagan, 86, Director since 1986.    Independent director. Chairman of the Nominating Committee and Member of the Audit and Compliance Committee and the Executive Compensation Committee. President of the California Manufacturers Association (1974 to 1984). Vice Chairman of

the Northern California State World Trade Commission since 1996. Speaker of the California State Assembly (1969 to 1972). Regent of the University of the Pacific since 1991.

            Raymond E. Peet, 86, Director since 1987.    Independent director. Member of the Audit and Compliance, Executive, Nominating and Executive Compensation Committees. Retired Vice Admiral, United States Navy. Active duty in the United States Navy from 1939 to 1974. Chairman of San Diego Dialogue (1997 to 2002) and Member (1982 to 1996) of the Board of Consultants to the Controller General of the United States. Chairman of the Price REIT from 1994 to 1996 and Chairman of its Audit Committee from 1991 to 1996.

            Dr. Robert S. Sullivan, 63, Director since 2004.    Independent director. Chairman of the Executive Compensation Committee and member of the Audit and Compliance Committee. Since 2003 he has been Dean, Rady School of Management, University of California, San Diego. From 1998 through 2002 he was Dean, Kenan-Flagler Business School, University of North Carolina, Chapel Hill. Between 1976 and 1998 Dr. Sullivan served in a variety of senior positions at the University of Texas and at Carnegie Mellon University. He was a Director of Stewart and Stevenson Services, Inc. from 1992 to 2006 when it was acquired and became a subsidiary of Armor Holdings. Prior to its acquisition this company was a designer and manufacturer of tactical vehicle systems. At that time it employed 1,245 people and its fiscal 2006 sales exceeded $726 million.

            Dr. John H. Warner, Jr., 66, Director since 2007.    Independent director. Member of the Audit and Compliance Committee. Retired in June, 2007 from Science Applications International Corporation where he was a director for 18 years and Executive Vice President and Chief Administrative Officer, having begun employment there in 1973.

Communications with Directors

            Any security holder may communicate in writing by mail at any time with the whole board or any individual director (addressed to "Board of Directors" or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123). All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

Annual Meeting Attendance

            The Board of Directors encourages its members to attend the Annual Meeting of Shareholders. The 2007 annual meeting was attended by all incumbent directors.

IDENTIFICATION OF EXECUTIVE OFFICERS

            In addition to the Directors who are executive officers, the following also serve:

            Richard A. Efland, 61, President and Chief Executive Officer of the Transportation Systems Group since February 2005 and its Senior Vice President—Group Engineering from 2003 until 2005. He has been a Cubic employee since 1977 serving in a variety of engineering and management capacities. Mr. Efland retired as of December 31, 2007. He is now a consultant to the Transportation Systems Group.

            Mark A. Harrison, 50, CPA. Vice President and Corporate Controller since 2004 and Vice President-Financial Planning and Accounting from 2000 to 2004. From 1991 to 2000 Mr. Harrison was Assistant Corporate Controller and Director of Financial Planning of Cubic and since 1983 held a variety of financial positions with the Corporation. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

            William L. Hoese, 70, Vice President, Corporate Secretary and General Counsel since July 2005; Assistant General Counsel and Corporate Secretary from 2003 to 2005. From 1994 through 2001

Mr. Hoese was Senior Vice President and General Counsel of American Tool Companies, Inc., a manufacturer of hand tools and power tool accessories, of slightly smaller size than the Corporation. During 2002 he was a legal expert witness and arbitrator. From 1966 through 1994 he was a partner in the San Diego law firm of Luce, Forward, Hamilton & Scripps, LLP. From 1995 to 2005 he was a Director and Member of the Audit Committee of Nitches, Inc., a manufacturer and wholesaler of women's garments.

            Daniel A. Jacobsen, 56, CPA. Vice President-Ethics & Compliance since July, 2006. Vice President-Audit from 2003 to 2006. Mr. Jacobsen has held a variety of financial and management positions with the Corporation and its subsidiaries since 1981. From 1977 to 1981 he was a Supervising Auditor with Ernst & Young.

            Kenneth A. Kopf, 57, Vice President and Chief Legal Officer since July 2005; General Counsel from 1998 to 2005 and Assistant General Counsel from 1986 to 1998.

            Bernard A. Kulchin, 76, Vice President-Human Resources since 1999. From 1971 to 1991 Mr. Kulchin was Vice President of Human Resources for the San Diego Division of General Dynamics Corporation and from 1991 through 1999 was a Human Resources consultant.

            John A. Minteer, 56, Vice President-Information Technologies since 2002. He was Director of Information Technologies from 2000 to 2002 and from 1994 to 2000 was Manager, Systems Integration.

            Gregory L. Tanner, 49, Treasurer. He was Assistant Treasurer from 1998 to 2007 and joined our Treasury Department in 1990.

            John D. Thomas, 54, CPA. Vice President Finance and Corporate Development. He has held a variety of management positions with the Corporation since 1980.

BOARD OF DIRECTORS AND BOARD COMMITTEES

            The Board of Directors met five times last fiscal year. Each of the incumbent Directors attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by all Board Committees on which he served.

            Non-management Directors are each paid an annual retainer of $22,000 and fees of $2,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. The Chairman of the Audit Committee receives an additional $10,000 per year for his service in this position. Non-management directors participate in the Corporation's Stock Option Plan and each has been granted options to purchase 4,500 shares of common stock. Employee-directors receive no additional compensation for their service as Directors. All Directors are reimbursed for travel expenses.

Audit and Compliance Committee

            All current non-management directors are members of this Committee, which met six times during the fiscal year. Each member is independent as defined under Section 121(A) of the Company Guide of the American Stock Exchange. The Committee operates under a written charter adopted by the Board, which is available at www.cubic.com/corp1/invest/governance. Board nominee Bruce G. Blakley will be the Audit Committee Financial Expert. For the previous three years Mr. Weaver has been its Financial Expert.

            The Committee oversees the Corporation's financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It resolves any disputes between management and the auditors. It pre-approves all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews their periodic reports. The Committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

Report of the Audit and Compliance Committee

            The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

            The Committee selected Ernst & Young LLP as the independent auditors of the Corporation for fiscal year 2007. The Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Corporation for the fiscal year ended September 30, 2007. The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61 and has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

            Based on its review of the audited financial statements for fiscal year 2007 and its discussions with management and the independent auditors, the Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on SEC Form 10-K.

/s/Robert D. Weaver, Chairman	/s/Raymond E. Peet	/s/John H. Warner, Jr.
/s/Robert T. Monagan	/s/Robert S. Sullivan

Executive Compensation Committee

            The Committee members are Dr. Robert S. Sullivan, Chairman, Robert T. Monagan and Raymond E. Peet. The Committee met five times during fiscal 2007. Each of the members of the Committee is independent as defined under Section 121(A) of the Company Guide of the American Stock Exchange.

            During the fiscal year, no executive officer served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries. The Charter of this Committee may be found at www.cubic.com/corp1/invest/governance.

Report, Discussion and Analysis

            The following Discussion and Analysis is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Cubic under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

    Introduction

            The Committee receives recommendations from the Chief Executive Officer regarding salary and bonus compensation for all elected corporate executive officers and for the senior officers of its two major business units. It evaluates these compensation elements annually and approves them, or makes alternative recommendations to the CEO. It receives input from the CEO on his salary and bonus expectations and acts independently to set such amounts. The Committee reviews available data with the Senior Vice President—Chief Financial Officer and the Vice President—Human Resources. This Report has been discussed with the Board of Directors and some senior managers.

            The Committee also acts on managements' recommendations for the total amount of the bonus pool and the total annual payment to the Profit Sharing Plan. The total of these amounts do not significantly fluctuate from year-to-year.

            The Committee has no role in consideration of equity-related awards since the Company does not offer sponsored equity arrangements. It evaluates and approves all awards under the Company's Transition Protection Plan, discussed later herein. The few additional perquisites offered to senior executives are modest and are not considered by the Committee to be material elements of individual compensation. These include annual physical examinations, reduced-premium term life insurance, an auto allowance, limited personal air travel, and for Walter J. Zable an annual amount for personal estate planning services. Pension benefits, 401(k) matching payments and profit sharing plan participations are equally available to all eligible employees.

    Analysis

            In order to attract, retain and motivate senior executives, most of our compensation evaluation focus is on the salary and bonus practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience. We do this to be fair within the organization and to our stockholders, and to remain competitive. While historically we have occasionally used formula-based bonus arrangements, in the last few years most executive bonus payments have been subjective. We believe this enables us to concentrate on individual efforts, contributions and results and avoids the award of windfall compensation.

            The specific amounts to be awarded are annually tested against market data provided by three independent consulting firms having both a regional and national focus. These surveys include data from approximately 371 companies. We do not instruct the providers of this data to significantly vary their reports from a standard format. Our objective is to obtain data from a broad spectrum of technology and defense companies and also from public companies of similar size in sales. Historical compensation for the individual is also considered. Most annual executive salary adjustments are modest and in line with cost of living considerations. Annual bonus payments usually comprise less than 30% of total compensation for executive officers.

            Our Transition Protection Plan assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss following a change of control. Awards to date have been for payment of five-year average compensation, and certain fringe benefits, for 24 months following a change of control. The 24-month period was selected to remain comfortably below the range at which onerous taxation would occur.

            The compensation for independent directors is recommended by the CEO and approved by the whole board. The annual retainer ($22,000) and fees for attendance at board meetings ($2,000 per meeting) and committee meetings ($1,000 per meeting) are modest by any standard. Such directors have also received a one-time grant of an option, under our stock option plan, to purchase 4,500 shares of common stock at the closing market price the day after the grant. Employee-directors receive no additional compensation and no options.

/s/ Dr. Robert S. Sullivan, Chairman	/s/ Robert T. Monagan	/s/ Raymond E. Peet

Nominating Committee

            Cubic Corporation has had a Nominating Committee, consisting of two independent directors, since 1991. The fiscal 2007 members of the Committee were Robert T. Monagan, Chairman and Raymond E. Peet. The Committee held one meeting during fiscal 2007. The Committee has a Charter, which is available at www.cubic.com/corp1/invest/governance. The Committee has not received a shareholder nomination for directors in the last nine years and has not received an unsolicited proposal regarding a candidate who possesses appropriate background and experience during that time. The Board consists of nine directors, five of whom are independent. The Committee's policy is to consider recommendations of the security holders which are received by the Corporate Secretary at least 120 days prior to one year from the date of the previous annual meeting of shareholders. Recommendations of candidates who have at least 20 years of management and defense or transportation industry experience with a company with sales of at least 75% of that of the Corporation, or who could bring appropriate diversity to the Board, or who possess other relevant qualifications (for example finance and accounting, marketing) would be preferred. If a vacancy in the Board occurs, the Committee seeks recommendations from the Board and senior management personnel. The Committee will also review any security holder recommendations on file. It screens and personally interviews appropriate candidates. Selected candidates meet with some additional Board members, certain members of management and the Chairman of the Board. The Committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

OWNERSHIP OF COMMON STOCK

            Walter J. Zable is the only shareholder who, at December 28, 2007, was the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

Name and Address	Amount Beneficially Owned		Percent Owned
Walter J. Zable P. O. Box 1525 Rancho Santa Fe California 92067	10,673,391	(3)	40.00%

            The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as at December 28, 2007. Where such number of shares exceeds 1% outstanding on such date the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name	Amount Beneficially Owned Directly or Indirectly(1)
Walter J. Zable (40.0%)(2)	10,673,391	(3)
Walter C. Zable (1. 6%)	406,907	(4)
William W. Boyle	1,800
Raymond L. deKozan	792
Robert T. Monagan(5)	8,200
Raymond E. Peet(5)	36,965
Robert S. Sullivan(6)	3,325
John H. Warner, Jr(6)	0
Robert D. Weaver(6)	3,325
All Officers and Directors as a Group (16 persons) (42%)	11,131,778
(1)
All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

(2)
By virtue of his beneficial share ownership, Walter J. Zable may be deemed to be a "Control" person of the Corporation as that term is defined in the Securities Exchange Act of 1934.

(3)
Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)
A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)
Includes an option to purchase 4,500 shares of Common Stock.

(6)
Vested options to purchase Common Stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

            The following tables set forth new information required by Regulations of the Securities and Exchange Commission for all public companies.

Summary Compensation Table(1)

Name and Principal Position(2)	Fiscal Year	Salary $	Bonus $	Change in Actuarial Pension Present Value(3)	All Other Compensation $(4)	Total $
Walter J. Zable CEO	2007	686,400	250,000	0	126,498	1,062,898
William W. Boyle CFO	2007	500,000	170,000	0	34,760	704,760
Raymond L. deKozan Sr. Group VP	2007	420,000	110,000	0	29,545	559,545
Walter C. Zable Vice Chair	2007	400,000	95,000	0	30,395	525,395
Richard A. Efland President, Transportation Systems Group(5)	2007	380,000	100,000	0	33,855	513,855

(1)
The Company has not had, in the period covered, awards of stock, stock options or non-equity incentive plan compensation.

(2)
None of these executives have an employment arrangement with the Company. Refer to the Report of the Compensation Committee, and the sections "Potential Payments Upon Termination or Retirement—General" and "Potential Payments Upon Change-in-Control", elsewhere herein. There is no formula relationship between the salary and bonus amounts.

(3)
Changes are all negative because of increased ages and the fact that the Plan was frozen at January 1, 2007. See "Pension Benefits" herein.

(4)
See following table for detail.

(5)
Mr. Efland retired at December 31, 2007.

All Other Compensation—Detail

Name & Position	Life Insurance Premiums(1) $	Profit Sharing and 401(k) Match(2) $	Car Allowance / Value of Lease Payments $	Personal Travel(3) $	Other $		Total $
Walter J. Zable CEO	1,881	18,700	20,496	15,079	70,342	(4)	126,498
William W. Boyle CFO	2,445	25,335	6,980	—	—		34,760
Raymond L. deKozan Sr. Group VP	2,445	18,700	8,400	—	—		29,545
Walter C. Zable Vice Chair	1,205	18,700	9,262	—	1,228	(5)	30,395
Richard A. Efland President, Transportation Systems Group	1,205	25,450	7,200	—	—		33,855

(1)
Includes company portion of benefits provided to all employees and optional executive life insurance premiums.

(2)
Includes Company portion of 401(k) and Profit Sharing Plan contributions provided to all eligible employees.

(3)
Value of travel on Company aircraft.

(4)
Includes a pension payment of $52,958 (required by IRS rules), $10,000 for estate planning services and a club membership and home maintenance.

(5)
Executive physical and income tax.

Pension Benefits
Cubic Corporation Pension Plan(1)

Name	Number of Years Credited Service	Present Value of Accumulated Benefit Under Life Annuity Election $	Payment During Last Fiscal Year $
Walter J. Zable(2) CEO	57	186,487	52,958
William W. Boyle CFO	24	282,538	—
Raymond L. deKozan Sr. Group VP	46	357,003	—
Walter C. Zable Vice Chair	44	422,016	—
Richard A. Efland President, Transportation Systems Group	30	305,437	—

(1)
This Plan was frozen as of January 1, 2007; no additional benefits accrue after that date. The purpose of this Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for all full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any employee who (i) has attained age 65, or (ii) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4ths of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected, e.g. a life annuity or a joint and 50% survivor annuity. The present value of the accumulated benefit is determined by the projected unit credit method. The interest rate used for computing present value was 6.25% and includes the following material assumptions: (a) retirement age is at present actual age, (b) retirement at September 30, 2007, (c) mortality taken from RP 2000 with projection to 2015. The Company has made annual actuarially determined contributions for all participants, generally of about 3% of participants' qualified remuneration. Plan contributions are distributed among various funds held by an insurance company.

(2)
Mr. Zable received $52,958 under this Plan in FY2007 which was required by IRS rules.

Nonqualified Deferred Compensation(1)

Name(2)	Aggregate Plan Earnings in Last FY $	Aggregate Plan Balance at Last FYE $
William W. Boyle CFO	9,560	179,523
Raymond L. deKozan Sr. Group VP	74,789	1,404,422

(1)
No executive contributions were made in FY2007. The amounts shown have been deferred (and not presently taxed) under our Deferred Compensation Plan. The Plan permits selected key employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus. These amounts are a general debt of the Company. The amounts earn interest at rates periodically set by the Secretary of the United States Treasury. The rate at the end of the current fiscal year was 5.75%. The Company makes no contribution to this Plan. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 5, 10, 15 or 20 years. Annual revision of the selected payment method is regulated by IRS guidelines.

(2)
Walter J. Zable, Walter C. Zable and Mr. Efland have not participated in this Plan.

Potential Payments Upon Termination

General Policy: Severance Without Cause

            The Company has a severance policy applicable to many of its U.S.-based employees, including the named executive officers. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12-months of employment, and payment of medical and dental coverage under COBRA for up to 12 months. Outplacement consultation may be provided in the Company's discretion. In individual circumstances, a named executive officer may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits.

            This chart shows, as of the end of the most recent fiscal year, the lump-sum severance payment, number of months of COBRA coverage and the approximate cost of that coverage, should a named executive officer be terminated by the Company without cause. Other than COBRA payments, this is in addition to any "Potential Payments Upon Change-in-Control", described below. Walter J. Zable and Richard A. Efland do not participate.

	Lump Sum Payment
Name	# Weeks	$ Total	Number of months of COBRA Paid	Cost of COBRA payment $
William W. Boyle CFO	24	230,769	12	18,038
Raymond L. deKozan Sr. Group VP	46	371,538	12	11,263
Walter C. Zable Vice Chair	44	338,462	12	16,760

Potential Payments Upon Change-in-Control—Transition Protection Plan

            The Company has adopted a Transition Protection Plan (the "Protection Plan"). The Protection Plan is intended to be made available upon specific approval of the individual by the CEO and the Executive Compensation Committee. It is intended to benefit executive officers and may be offered to other selected key personnel who are not executive officers. If there is any change of control of the Company (defined to include the acquisition by an unrelated party of sufficient shares of the Company to elect a majority of its Board of Directors), and within 12 months before or 24 months after such event a subject executive's employment terminates without good cause (as defined), or the executive resigns for good reason (as defined), then the Company would be obligated (a) to pay such executive a monthly amount for 24 months computed as the immediately previous five fiscal years' monthly average of salary and bonus and (b) to continue for 24 months welfare plans in which such executive participated. Miscellaneous additional benefits, including outplacement service may also be provided. The Protection Plan is Exhibit 10.2 to our SEC form 10-K filed for the fiscal year ended September 30, 2007.

            A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; or a merger resulting in a substantial change in the directors; and certain other events.

            A termination "without good cause" occurs when there is any involuntary termination of employment without a willful and continued failure of the employee to perform substantially his duties, or his gross negligence or breach of fiduciary duty involving personal profit (etc.) or his conviction or plea of no contest or guilty to state or federal felony criminal laws.

            A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his base-salary is reduced, his bonus participation opportunity is reduced by more than 50%, his job location is substantially changed, or the Company materially breaches the Protection Plan.

            Following termination, to receive monthly payments the executive must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

            The welfare plans in which the executive would continue to participate are health insurance (COBRA), dental and vision insurance, and group term life insurance, each to the extent to which the executive participated prior to termination.

            In most cases, the entity making the payments would be the successor to Cubic Corporation.

Change-in-Control Benefit Table

Name(1,2)	FY2007 five-year annual average salary & bonus $	Total cash benefit paid if change- in-control occurred on September 30, 2007 $	Outplacement Benefit $	Cash value of COBRA and insurance benefits $
William W. Boyle CFO	659,354	1,318,708	7,500	36,076
Raymond L. deKozan Sr. Group VP	541,657	1,083,314	7,500	22,526
Walter C. Zable Vice Chair	507,655	1,015,310	7,500	33,520

(1)
Walter J. Zable and Richard A. Efland do not participate.

(2)
In unusual cases moving of household goods may also be reimbursed. Such amounts cannot be determined at this time.

Director Compensation

		Option Information
Name(1)	Fees Earned FY2007 ($)(2)	Grant Date $ fmv per share, adjusted for stock split(3)	Grant Date	Number of Options Outstanding at Fiscal Year End
Richard C. Atkinson(4)	34,000	9.79	2/27/01	4,500
Robert T. Monagan	41,000	9.79	2/27/01	4,500
Raymond E. Peet	43,000	9.79	2/27/01	4,500
Robert S. Sullivan	42,000	25.10	11/16/04	4,500	(5)
Robert D. Weaver (Chair, Audit Committee)	47,000	25.10	11/16/04	4,500	(5)

            For the above options the Company recognized no expense for financial statement reporting purposes for this fiscal year because the amount is immaterial.

(1)
Employee directors receive no additional compensation for such service and are not included in this table.

(2)
Each non-employee director is paid an annual retainer of $22,000 and $2,000 for attendance at each board meeting and $1,000 for attendance at each committee meeting. The Chair of the Audit Committee receives an additional annual retainer of $10,000.

(3)
Computed in accordance with Financial Accounting Standard 123R.

(4)
Dr. Atkinson retired as a director on October 1, 2007.

(5)
3,375 of such options are vested at FYE. Options vest, starting one year after grant, at 25% per year.

Securities Authorized for Issuance Under Equity Compensation Plans

            The following table provides certain information with respect to all of the Corporation's equity compensation plans in effect as of the end of the 2007 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION
as at September 30, 2007

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders.	22,500	$15.91	4,477,500
Equity compensation plans not approved by security holders.	n/a	n/a	n/a
Total	22,500		4,477,500

CERTAIN TRANSACTIONS AND RELATIONSHIPS

            Walter J. Zable's daughter, Karen Cox, received a $57,500 salary and other compensation, and an entity owned by Mrs. Cox and her husband received $60,000, for public relations services during the fiscal year. The employment and compensation of Mr. Zable's son, Walter C. Zable, is noted elsewhere herein.

            Director Raymond L. deKozan's son, David deKozan, received salary and other compensation of $223,000 during the fiscal year. David deKozan is Vice President-Marketing with Cubic Transportation Systems, Inc., a wholly-owned subsidiary.

            Anne Minteer, spouse of executive officer John A. Minteer, is a long term senior lawyer at the Company. Mrs. Minteer's salary and other compensation during the fiscal year was $206,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Based solely on a review of SEC Forms 3 and 4 and amendments thereto, furnished to the Corporation during fiscal year 2007, Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and written representations received from our directors and officers, no Director, Officer (except Mr. Thomas whose Form 5 was one day late), or beneficial owner of more than 10% of the Common Stock of the Corporation failed to file on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934.

PERFORMANCE GRAPH

Cubic Corp.
5 Year Stock Performance Chart
Value of $100 invested 5 years ago

            The above graph compares the performance of Cubic Corporation with that of the S&P 500 Index, and a peer group index. Our peer group index is the Space, Defense and Homeland Security Index ("SPADE") which is a modified capitalization-weighted industry index consisting today of 56 publicly traded companies, including Cubic. This index benchmarks performance of companies involved with defense, homeland security and space. This index may be found at www.spadeindex.com, or within the American Stock Exchange, symbol "DXS", or at Google "SPADE Defense Index" or at the Powershares Aerospace & Defense Portfolio ETF under the symbol "PPA". The chart assumes that $100 was invested on September 30, 2002, in each of Cubic Corporation, the S&P 500 Index and the peer group index, and compares the cumulative shareholder return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

CONFIRMATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

            Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

            The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2008. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

Audit Fees

            The aggregate fees billed in fiscal years 2007 and 2006, respectively, for professional services rendered by Ernst & Young LLP for the Audit of the Corporation's annual financial statements and internal controls and the review of financial statements included in the Corporation's SEC Form 10-Q were: $1,426,000 and $1,292,000.

Audit-Related Fees

            The aggregate fees billed in fiscal years 2007 and 2006, respectively, for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or financial statement review which are not reported under "Audit Fees" above were $64,800 and $64,200. These fees included statutory audits of foreign subsidiaries and employee benefit plans and related matters.

Tax Fees

            The aggregate fees billed in fiscal years 2007 and 2006, respectively, for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning were $26,600 and $33,600. These fees were primarily for statutory foreign annual tax returns and compliance.

All Other Fees

            No other fees were billed in fiscal 2007 or 2006.

Other Matters

            The Audit Committee has adopted policy and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. During fiscal years 2007 and 2006 the Audit Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

            Proposals of shareholders intended to be included in the Corporation's Proxy Statement and form of proxy relating to the Corporation's 2009 Annual Meeting of Shareholders must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 19, 2008.

OTHER MATTERS

            All shareholders of record at the close of business January 4, 2008, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 2007. Shareholders may also access this Proxy Statement, our Annual Report and our filings with the Securities and Exchange Commission on-line at www.cubic.com under investor information.

            The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

            Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

William L. Hoese Secretary
January 11, 2008

0	☐

CUBIC CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS

        The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable and William W. Boyle, or either of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation attending in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Main Conference Room, at the Headquarters of the Corporation, 9333 Balboa Avenue, San Diego, California 92123, on Tuesday, February 26, 2008, at 11:30 a.m. PST and at any adjournment or adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

☐	14475 ☐

ANNUAL MEETING OF SHAREHOLDERS OF

CUBIC CORPORATION

February 26, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V  Please detach along perforated line and mail in the envelope provided.  V

☐ 20930000000000000000 3	022608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	Election of Directors:
NOMINEES:
☐	FOR ALL NOMINEES	☐	Walter J. Zable
		☐	Walter C. Zable
☐	WITHHOLD AUTHORITY	☐	Bruce G. Blakley
	FOR ALL NOMINEES	☐	William W. Boyle
		☐	Raymond L. deKozan
☐	FOR ALL EXCEPT	☐	Robert T. Monagan
	(See instructions below)	☐	Raymond E. Peet
		☐	Dr. Robert S. Sullivan
		☐	Dr. John H. Warner, Jr.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Confirm Ernst & Young LLP as independent public accountants of the Corporation for Fiscal Year 2008.	☐	☐	☐
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES AND FOR PROPOSAL 2.

PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
☐	☐

QuickLinks

PROXY STATEMENT
TABLE OF CONTENTS
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
IDENTIFICATION OF DIRECTORS
IDENTIFICATION OF EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND BOARD COMMITTEES
OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table(1)
All Other Compensation—Detail
Pension Benefits Cubic Corporation Pension Plan(1)
Nonqualified Deferred Compensation(1)
Potential Payments Upon Termination
Change-in-Control Benefit Table
Director Compensation
EQUITY COMPENSATION PLAN INFORMATION as at September 30, 2007
CERTAIN TRANSACTIONS AND RELATIONSHIPS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
CONFIRMATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS